UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 23, 2008

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 23, 2008, Dexia S.A. (“Dexia”) and Financial Security Assurance Holdings Ltd. (the “Company”) announced that Dexia would provide a $5.0 billion committed, unsecured standby line of credit to the Company’s financial products (“FP”) segment, which issues guaranteed investment contracts to municipal issuers and others requiring Triple-A rated deposits.  The standby line of credit will have an initial term of five years and will be renewed as needed thereafter.  The Company is a subsidiary of Dexia, which is a publicly held Belgian corporation.  A copy of the press release is furnished herewith as Exhibit 99.1.

On the same date, the Company posted to its website, http://www.FSA.com, a presentation entitled “FSA Financial Products Liquidity Overview,” which includes supplementary information related to its FP segment as of May 31, 2008.  A copy of the presentation is furnished hereto as Exhibit 99.2.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits.

99.1	Financial Security Assurance Holdings Ltd. press release dated June 23, 2008.
99.2	FSA Financial Products Liquidity Overview, dated June 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE
HOLDINGS LTD.

Date: June 27, 2008	By:	/s/ Bruce E. Stern
		Name:	Bruce E. Stern
		Title:	General Counsel and Managing Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Financial Security Assurance Holdings Ltd. press release dated June 23, 2008.
99.2	FSA Financial Products Liquidity Overview, dated June 23, 2008.